Exhibit 10.25

AMENDMENT NO. 2

TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 21st day of August, 2014 by and between TN-K Energy Group Inc., a Delaware corporation whose principal place of business is 649 Sparta Highway, Suite 102, Crossville, TN 38555 (the "Corporation") and Ken Page, an individual whose mailing address is [●] (the "Employee").

RECITALS

WHEREAS, the Corporation and the Employee are parties to that certain Employment Agreement dated as of September 27, 2007, as amended by Amendment No. 1 on September 29, 2009 (collectively, the “Employment Agreement”).

WHEREAS, the parties have orally amended the compensation terms of the Employment Agreement.

WHEREAS, the parties are desirous of memorializing such oral amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Employee do hereby agree as follows:

1.     Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2.     Adjustment in Base Salary. Section 3(a) of the Employment Agreement is hereby amended to provide that the Base Salary payable to the Employee shall be $42,000.00 per year commencing on May 31, 2014. In addition, Section 3(a) is hereby amended to provide the Corporation shall pay health insurance premiums for the Employee initially at the rate of $524.00 per month, which such amount may be increased or decreased upon an change in the cost of such insurance based upon an subsequent policy providing identical coverage.

3.     No Other Amendments. Unless specifically amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

4.     Completeness and Modification. This Agreement and the Employment Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

5.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

6.     Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Corporation in connection with the sale, transfer or other disposition of its business or to any of the Corporation's affiliates controlled by or under common control with the Corporation.

7.     Governing Law. This Agreement shall become valid when executed and accepted by Corporation. The parties agree that it shall be deemed made and entered into in the State of Tennessee and shall be governed and construed under and in accordance with the laws of the State of Tennessee. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

8.     Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

9.     Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

10.     Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

11.     Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

12.     Advice of Counsel. THE EMPLOYEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND TAX PROFESSIONALS, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

TN-K Energy Group Inc.

By: /s/ Brad McNeil

Brad McNeil, Director

/s/ Ken Page

Ken Page

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